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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Danskin, Inc. on Forms S-8 (Registration Nos. 33-89692, 33-53852 and 33-67644) of our report dated June 28, 1996 on our audits of the financial statements and supplemental schedules of Danskin, Inc. Savings Plan as of December 31, 1995 and March 31, 1995, and for the nine months ended December 31, 1995, which report is included in this Annual Report on Form 11-K.







                                                     COOPERS & LYBRAND L.L.P.



New York, N.Y.
July 12, 1996